INTERNATIONAL PROPERTY CATASTROPHE REINSURANCE COMPANY, LTD.

                                       AND

                   AIG GLOBAL INVESTMENT CORP. (IRELAND) LTD.








                         INVESTMENT MANAGEMENT AGREEMENT

                         INVESTMENT MANAGEMENT AGREEMENT


THIS AGREEMENT is made on the 23rd day of June, 1997

BETWEEN:

(1) INTERNATIONAL PROPERTY CATASTROPHE REINSURANCE COMPANY, LTD., having its registered office at 29 Richmond Road, Pembroke, Bermuda, HM08, (the "Client") of the one part; and

(2) AIG GLOBAL INVESTMENT CORP. (IRELAND) LTD., having its registered office at AIG House, Merrion Road, Dublin 4, Ireland (the "Company") of the other part.

WHEREAS:

      The Client wishes to obtain investment management services in respect of certain assets and the Company is willing to provide such services subject to the terms and conditions set out in this Agreement, which Agreement both parties wish to supersede any prior Investment Management Agreement and any amendments thereto entered into between the parties hereto.

IT IS HEREBY AGREED by and between the parties hereto as follows:

1. From and after the date hereof, this Agreement shall supersede any prior Investment Management Agreement and any amendments thereto entered into between the parties hereto.

2.    APPOINTMENT

2.1. The Client hereby appoints the Company, and the Company hereby accepts the appointment, as investment manager for the Client of such cash, securities or other property as shall from time to time be comprised in the portfolio described in the Schedule hereto (the "Portfolio"). The Portfolio shall be held in the custody of a custodian agreeable to the Company, which shall be the custodian named in Schedule I hereto (the "Custodian") or such other custodian as the parties shall agree in writing (the "Additional Custodian").

2.2. Any cash, securities or other property transferred to the Custodian by the Client shall in the absence of express instructions to the contrary form part of the Portfolio. Any income derived from the Portfolio, any monies resulting from disposal or redemption of securities or other property forming part of the Portfolio, and any securities or other property purchased out of any such proceeds, shall be added to the Portfolio.

2.3. Subject as hereinafter provided, the Client warrants that it is and shall during the continuance of this Agreement remain the beneficial owner of the Portfolio free of all liens, charges, options and third party rights whatsoever.

3.    CUSTODY

3.1. Subject to 3.2. below, all funds and assets transferred to the Company by the Client or otherwise acquired pursuant hereto plus securities or other property purchased or acquired pursuant hereto shall be deposited with the Custodian for safekeeping.

3.2. Notwithstanding the foregoing, subject to all necessary or desirable consents of any relevant authorities, the Company or the Custodian may give effect to their obligations hereunder by depositing securities or other investments held or acquired pursuant hereto with any Additional Custodian or with Euroclear, CEDEL or other securities clearing houses or by employing sub-custodians or other agents.

3.3 As the Client shall request, registered securities will be registered in the name of the Client, the Custodian or any trustee or nominee company specified in the Schedule hereto or notified by the Client to the Company from time to time, which trustee or nominee company will hold them as nominee for the Client.

4.    SCOPE OF AUTHORIZATION

4.1. The Client hereby authorizes the Company on the Client's behalf to invest and re-invest, and vary the investment of, the Portfolio and any part thereof, in accordance with the guidelines specified in the Schedule hereto and as the Client may communicate by written instructions to the Company from one or more persons authorized by the Board of Directors of the Client from time to time but otherwise at the complete and absolute discretion of the Company; provided however that the disposition of the Client's property shall at all times be and remain within the Client's control. The Client shall furnish the Company with a certified copy of any resolution of the Board of Directors of the Client authorizing any person to give instructions to the Company on the Client's behalf, and the Company shall be entitled to accept such resolution as conclusive evidence of that persons authority to give such instructions to the Company.

4.2. The Company shall make all decisions concerning any purchases, sales, conversion privileges, subscription rights or other options appertaining to the Portfolio of which the Company has written notice, in each case in accordance with the Company's understanding of any investment policy and/or investment guidelines set out in the Schedule hereto or communicated by the Client in writing to the Company.

4.3. The Custodian shall deliver securities or other property, make payments or otherwise move any part of the Portfolio on the Client's behalf on the express instructions of the Client in writing or by tested telex or facsimile.

4.4 The Company shall not (a) vote, tender or convert any securities in the Portfolio, (b) execute waivers, consents and other instruments with respect to such securities, and (c) endorse, transfer or deliver such securities or consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation, liquidation or similar plan with respect to such securities; provided, however, that the Company shall deliver to the Client any notice solicitation, plan, or other documentation relating to any of the foregoing which is provided to the Company in its capacity as the representative of the Client. The Company shall not incur any liability to the Client by reason of any such failure to perform any such services other than by reason of its failure to deliver as described in the provision above. If the Company shall receive prior written notice of the Client, in each case in accordance with the Investment Policy Guideline set out in Schedule I hereto, in sufficient time, as determined by the Company in its sole discretion, to perform any of the above-described services, the Company, in the exercise of its best efforts, shall perform such service on behalf of the Client.

4.5. The Company may appoint brokers, clearing organizations, agents or other parties or intermediaries as the Client may agree from time to time for the performance of any of its duties relating to the investment and management of the Portfolio hereunder. Fees of brokers and such other intermediaries and of the Custodian shall be paid by the Custodian out of the Portfolio and all such payments shall be reported directly to the Client.

4.6. The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement, which termination will not affect any transaction entered into prior to the date on which such termination took effect.

4.7. In this Agreement "Affiliate" means any holding company or subsidiary of the relevant party or any other subsidiary of such a holding company ("subsidiary" and "holding company" having the meanings given to them by section 155 of the Companies Act 1963).

4.8. The Company may sell or purchase investments which are included in, or intended to become part of, the Portfolio as part of a larger transaction or series of transactions in which other persons are interested PROVIDED THAT the terms of such purchase or sale are in the Company's reasonable opinion fair and equitable and, where the Company deals on behalf of the Client and other persons as part of a larger transaction, or in a transaction not specifically allocated to the Client at the time of dealing, the transaction is to be identified in the Company's records on the day of dealing as being expressly, wholly or to a specified extent for the benefit of the Client and is to be accordingly allocated to the Client and the price paid or received being that price agreed in the original transaction should also be recorded in the Company's records on the day of dealing.

4.9. Nothing contained in this Agreement shall prevent the Company or any of its Affiliates from engaging in other businesses or rendering services of any kind to any other person or entity. In connection therewith, the Company and its Affiliates may, without limitation:

      (a) receive fees for services rendered to any of the issuers of securities held in the Portfolio;

      (b) be retained to provide services to the Client or any of its Affiliates in addition to the services the subject of this Agreement;

      (c)  hold the capital stock of the Client or any of its Affiliates; and

      (d) hold the capital stock of any of the issuers of securities held in the Portfolio.

4.10. Portfolio investments and reinvestments may differ from those made or recommended with respect to other clients, including investment companies, even though the investment objectives may be the same or similar. The Company shall not be liable for such differences as exist between Portfolio investments or reinvestments and investments or reinvestments made or recommended with respect to other clients of the Company.

4.11. Movements in currency exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on a Portfolio investment. The Company shall not be liable for any losses experienced on a Portfolio investment due to movements in currency rates.

4.12. The Company may appoint any person, firm or corporation to act as sub-investment adviser and/or sub-investment manager to assist the Company in the performance of its obligations under this Agreement. The Company shall notify the Client of any such appointment. Fees of any such sub-investment adviser or sub-investment manager shall be paid by the Company and shall not be paid by the Client.

5.    REPORTING

      The Company shall at least once a month provide the Client with statements containing information which may be set out in a Schedule hereto and such other reports or data as may be reasonably requested. The Company shall maintain appropriate records of all its activities hereunder and shall make such records available to the Client or its agents as the Client shall reasonably request.

6.    FEES

      As remuneration for the services provided under this Agreement the Client shall pay to the Company the fees set out in Schedule I hereto. The fees shall be paid each month in arrears. It is agreed between the Client and the Company that the fees as set out in the Schedule hereto are subject to revision by the Company after one year from the date of this Agreement on at least 45 days notice to the Client.

7.    REPRESENTATIONS AND WARRANTIES

7.1.  The Client hereby represents and warrants to the Company as follows:

      (a) the Client is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority to own its assets and to transact the business in which it is now engaged;

      (b) the Client has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Client and constitutes a legal, valid and binding obligation of the Client enforceable against the Client in accordance with its terms.

           No consent of any person, including without limit the stockholders or creditors of the Client, and no license, permit, approval or authorization of, or exemption by any governmental authority is required by the Client in connection with this Agreement;

      (c) the execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on the Client, or any order, judgment, award or decree of any court, arbitrator or government authority binding on the Client, or the Memorandum of Association or bye-laws, both as amended, of the Client, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Client is a party or by which the Client or any of its assets may be bound, or require the creation or imposition of any lien on any property, assets or revenues of the Client pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking;

      (d) the Client shall deliver to the Company such information, papers and documents required or reasonably requested by the Company in connection with the performance of its duties for the Portfolio;

      (e) the Client shall promptly notify the Company of any facts or circumstances or any change therein which may, directly or indirectly, affect the management of the Portfolio by the Company;

      (f) the list of signatures provided as part of Schedule II constitutes the valid signatures of all officers, employees or agents of the Client authorized to take action with respect to the Portfolio and the Company shall be entitled to rely conclusively on any document executed by any one of them;

      (g) subject as herein provided, the Client is and shall during the term of this Agreement remain as the beneficial owner of the Portfolio, free and clear of any and all liens, charges, options and encumbrances or other third party rights whatsoever.

8.    LIMITS ON COMPANY RESPONSIBILITY

8.1. The duties and obligations of the Company shall be determined solely by the express provisions of this Agreement and the Company shall be responsible only for the good faith performance of its duties and obligations as are specifically set out in this Agreement. The Company shall not be bound in any way by any agreement or contract between the Client and any third party (whether or not the Company has knowledge thereof).

8.2. The Company shall not be responsible in any manner whatsoever for any failure or inability of the Client to honour any of the provisions of this Agreement.

8.3. The Company shall not be responsible for the solvency of or the due and proper performance of the obligations of any third party bank, clearing organization, broker, intermediary, nominee or agent appointed or employed by the Company in good faith for the performance of its duties but the Company shall make available to the Client such rights (if any) as the Company may have against such person or institution in the event of the insolvency of the said persons or institutions or its failure properly to perform such obligations and shall give such assistance as the Client may reasonably require to exercise such rights.

8.4. The Company shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request or other paper or document which the Company in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give such advice, certificate, notice, direction, instruction or request or other paper or document has been duly authorized to do so.

8.5. The Company may seek legal advice in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in reliance upon and in accordance with the opinion of such legal advice.

8.6. The Company shall not be liable to the Client for any acts or omissions by the Company, its employees and agents under and in connection with this Agreement, except by reason of acts or omissions constituting bad faith, gross negligence or willful misconduct.

8.7. The Client shall reimburse and indemnify the Company for, and hold it harmless against, any loss, liability or expense, including without limit legal fees, incurred without bad faith, willful misconduct or gross negligence on the part of the Company arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

8.8. While the Company will endeavour to obtain the best price in any transaction effected for the Client in accordance with the terms of this Agreement, neither the Company nor any sub-investment manager or sub-investment adviser appointed pursuant to clause 4.11 of this Agreement, will owe the Client the duty of "Best Execution" as defined in the IMRO Rules or elsewhere, other than as may be agreed in writing between the Client and the Company from time to time.

8.9. Any complaints by the Client should be addressed in the first instance to any Director of the Company.


9.    LIABILITY FOR LOSSES

9.1. The Company shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond the Company's control.

10.   CONFIDENTIALITY

      Except as required by the provisions of any applicable laws, rules, and regulations or by any court order, neither of the parties hereto shall during the continuance of this Agreement or after its termination disclose any information relating to the business, investments, finances or other matters of a confidential nature to any third party of which it may in the course of the performance of the Agreement have become possessed.

11.   TERMINATION AND AMENDMENT

11.1. This Agreement may be terminated by either party at any time from one year after the date of this Agreement upon giving at least 30 days' written notice to the other party.

11.2. Subject to any commitments made prior to the date of notice of termination pursuant to sub-clause 11.1. above to purchase or dispose of securities or other property (which shall be executed or completed even after such date), the Company shall not after the date of said notice of termination execute any further transactions on the Client's behalf. Upon termination, neither of the parties shall have any obligation to the other except for the parties' obligations under Clauses 8.7 and 10 and the Company's obligation to return to the Client (as promptly as practicable in such forms as it may then exist) the Portfolio, after deduction of management fees and other sums properly due to the Company under this Agreement to the date of termination, together with a full account of all transactions effected up to such date.

12.   WITHDRAWAL

12.1. The Client may withdraw any part of the Portfolio from management by the Company at any time by giving 30 days' notice to the Company in writing. Any assets withdrawn will be delivered to the Client as soon as practicable thereafter.

12.2. A notice to withdraw the whole of the Portfolio will terminate this Agreement as if it were a notice given under Clause 11, provided that such notice may only be given in accordance with Clause 11.

13.   GOVERNING LAW

13.1. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Ireland.

13.2. If any suit or arbitration is instituted by any of the parties hereto to enforce any of the terms or conditions of this Agreement, each of the parties hereto hereby submits to the jurisdiction of the courts of the Republic of Ireland.

14.   ARBITRATION

14.1. In the event of any dispute arising out of or in relation to this Agreement the same shall be decided by Arbitration in accordance with the provisions of the Arbitration Act 1954, or any statutory modification or re-enactment thereof for the time being in force.

14.2. For the purposes of this Agreement the Arbitrator shall be chosen by the President for the time being of the Incorporated Law Society of Ireland.

15.   NOTICES

15.1. Notices to the Company may be delivered or dispatched by registered mail, or may be faxed or telexed to the Company's address in Dublin, and to such other addresses (and in the case of telex or fax to such telex or fax addresses) as the Company may have designated in writing to the Client. Such notices shall be deemed to have been properly delivered or given hereunder and shall be effective on the date of delivery if delivered, telexed or faxed or, if dispatched by registered mail, on the day on which the same have been tendered for delivery by post.

15.2. Notices to the Client may be delivered or dispatched by registered mail, or may be telexed or faxed to the Client's registered office or to such other address as may be notified in writing by the Client to the Company. Such notices shall be deemed to have been properly delivered or given hereunder and shall be effective on the date of delivery if delivered, telexed or faxed or, if dispatched by registered mail, on the day on which the same have been tendered for delivery by post.

16.   RULES

16.1. Where at any time compliance with any provision in this Agreement would be contrary to any bye-law, rule, regulation or code of conduct or practice in force from time to time and applying to either party, then the parties shall meet to discuss in good faith a method of amending this Agreement in light of such circumstances. If the parties cannot agree on a satisfactory amendment within 45 days of the parties becoming aware of such potential conflict, then either party may by notice to the other terminate this Agreement forthwith. Sub-clause 11.2. shall apply to such termination.

16.2. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions shall not be affected thereby and this Agreement shall be carried out as if such invalid or unenforceable provision or conditions were not contained herein.


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

17.   ENTIRE AGREEMENT AND AMENDMENTS

17.1. This Agreement, together with the Schedules hereto, constitutes the entire agreement between the parties with respect to the management of the Portfolio and matters ancillary thereto, including all accounts which the Client may open or re-open with the Company, and supersedes and extinguishes any arrangement, representations and/or warranties previously given or made other than those expressly set out in this Agreement.

17.2. The express terms hereof control and supersede any course of performance and/or usage of the trade.

17.3. This Agreement may not be amended except by a notice in writing signed by both of the parties hereto.

18.   NO WAIVER

      Neither the failure nor delay on the part of any party in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

19.   NO JOINT VENTURE

      The Company and the Client are not partners or joint venturers together and nothing herein shall be construed to make them such partners or joint venturers or impose liability as such by reason thereof.

20.   SUCCESSORS AND ASSIGNS

      No assignment of this Agreement may be made by any party to this Agreement without the consent of the other parties hereto, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.

21.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and such counterparts together shall constitute one and the same instrument.

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

22.   GENERAL

22.1. The Company may whether for its own account or that of any other person acquire, hold or deal in any investments of any kind, nature or description whatsoever, and nothing in this Agreement shall prevent the Company from contracting or entering into or being interested in any financial, banking, commercial, advisory or other transaction with any other person.

22.2. The Company shall at all times maintain and keep in full force and effect such insurance against such risks as is customary and appropriate for investment management activities similar to those of the Company.

23.   EFFECTIVE DATE AND SCHEDULES

      This Agreement shall take effect from the 23rd of June 1997 subject to any matter specified in the Schedules.

24.   HEADINGS

      The section headings contained herein are for convenience only and shall not alter or limit or define the provisions hereof.


IN WITNESS whereof the parties hereto have caused this Agreement to be executed as of the day and year first above written.






SIGNED BY: ____________________________________

FOR AND ON BEHALF OF
INTERNATIONAL PROPERTY CATASTROPHE REINSURANCE COMPANY, LTD.





SIGNED BY: _____________________________________

FOR AND ON BEHALF OF
AIG GLOBAL INVESTMENT CORP. (IRELAND) LTD.

                                   SCHEDULE I

                           INVESTMENT POLICY GUIDELINE

I.   PORTFOLIO

     1. The Client is INTERNATIONAL PROPERTY CATASTROPHE REINSURANCE COMPANY LTD. The Portfolio shall be called PROP (the "Portfolio").

         a. The Portfolio represents capital for solvency purposes of the Client.

         b. The primary objective of the Portfolio is preservation of capital. A secondary objective is returns commensurate with the Benchmark as hereinafter defined.

     2. The Portfolio is to be invested only in the asset class(es) detailed below; together with all subsequent additions thereto of which the Company is given notice, and all other property acquired therefrom, proceeds therefrom, or in substitution therefor, less authorized payment by the Custodian.

                         Asset Class         Min%      Max%
        -----------------------------------------------------
         [x]  Fixed Income Securities           0       100
                                             -----     -----
         [x]  Money Market Instruments          0       100
                                             -----     -----
         [x]  Equity Securities                 0        20
                                             -----     -----
         [ ]  Convertible Bonds              _____     _____
         [ ]  Equity Derivatives             _____     _____
         [ ]  Financial Derivatives          _____     _____
         [x]  Foreign Exchange Contracts        0        20
                                             -----     -----
         [ ]  Foreign Exchange Derivatives   _____     _____
         [x]  Money Market Funds                0       100
                                             -----     -----
         [x]  Repurchase Agreements             0       100
                                             -----     -----
         [ ]                                 _____     _____
         [ ]                                 _____     _____


         Other asset classes shall not be permitted without the express written approval of the Client.

             [    ] Additional detail is attached as Asset Class Schedule.

         a. The Portfolio shall be denominated in US dollars, hereinafter referred to as the Base Currency.


     3.  Counterparty Risk

         a. Wherever possible, all securities transactions shall be executed "delivery versus payment."

         b. All securities transactions shall be executed with commercial banks, investment banks, brokers and trading firms
             ("Counterparties") of recognized standing in the financial markets.

         c. To the extent that OTC Options and other derivatives, Foreign Exchange Contracts and Repurchase Agreements are permitted in
             Section I.2, they shall be executed with Counterparties of recognized standing in the financial markets. Further, such Counterparties shall carry Investment Grade Ratings, as defined by Moody's or Standard & Poor's.

II.   BENCHMARK

      The Portfolio performance shall be measured with regard to the following composite index which shall be considered the base asset allocation of the
      Client:

          Salomon Eurodollar 1-3 year Index               42.5
                                                      --------
          Salomon Eurodollar 3-5 year Index               42.5
                                                      --------
          US S & P 500 Index                              15.0
                                                      --------


III.  CUSTODIAN

      1. The main Custodian is AIG Global Investment Trust Services, Ltd., although additional Custodian accounts may be opened with the approval of the Client.


IV.   GENERAL FIXED INCOME GUIDELINES

      1.  Currency

          The Fixed Income Portfolio is a    [ ] Single Currency Account
                                             [ ] Hedged Currency Account
                                             [X] Multi-Currency Account
                                                 as hereinafter defined.

          a. A Single Currency Account shall be invested 100% in the Base Currency as defined in Section I.2.a. Securities denominated in or linked to other currencies are permitted only at the direction of the Client.

          b. A Hedged Currency Account shall be invested in securities denominated in or linked to any currency provided, however, that foreign exchange contracts, futures and/or options are executed to reduce the net non-Base Currency exposure to less than 5% of the Portfolio Market Value.

          c. A Multi-Currency Account shall be invested in securities denominated in or linked to any currency. Whether or not foreign exchange contracts, futures and or options are permitted in
               Section I.2., the non-Base Currency exposure of the Portfolio shall not exceed 20.0% of the Portfolio Market Value. The net non-Base Currency exposure shall not exceed 20.0% of the Portfolio Market Value.

               Unless permitted in Section I.2., Foreign Exchange Contracts shall not be executed for a Multi-Currency Account except for the acquisition or disposition of securities or for the conversion of coupon/dividend receipts to the Portfolio Base Currency; no hedging or speculative currency transactions are permitted.


      2.  Country Risk

          The Portfolio is a  [X] Diversified Country Risk Account
                              [ ] Targeted Country Risk Account as hereinafter
                                  defined.

          All country limits are percent of Portfolio Market Value on date of purchase and refer to the country of issuer or guarantor. In the case of banking institutions, the country of a full branch shall be deemed to be the domicile of the head office. Country exposures shall not exceed the greater of the country limit or U.S. $5,000,000 equivalent at the time of purchase.

          A Diversified Country Risk Account permits the following per country limits.

          a.  United States                                               100%

          b.  Canada              Switzerland                              75%
              Germany             United Kingdom
              Japan

          c.  EEC, EIB, ECSC, World Bank (IBRD), Other Supranationals      50%

          d.  Australia    Finland      Luxembourg      Portugal           25%
              Austria      France       Netherlands     Spain
              Belgium      Ireland      New Zealand     Sweden
              Denmark      Italy        Norway

          e.  Other (Total value of all securities not covered under
              IV.2.a.-d. above)                                            10%

              A Targeted Country Risk Account specifically targets the investment opportunities in one or more particular countries as detailed below:

                 ------------------------    -----------%
                 ------------------------    -----------%
                 ------------------------    -----------%

              [  ] Additional detail attached as Country Risk Schedule.


      3.  Issuer Limits

          a. Except in the case of Supranational, Sovereign, and Sovereign - supported issues, where the limits under IV.2 above apply, the securities of one issuer should not exceed the greater of 10.0% of the Portfolio Market Value or U.S. $5,000,000 at time of purchase.


      4.  Issue Limits

          a. In the case of fixed income securities, no holding should exceed the greater of 10% of the amount outstanding or U.S. $5,000,000 nominal at the time of purchase.

      5.  Maturity Limits

          a. In the case of fixed income securities, no individual security shall have a remaining modified duration greater than EIGHT YEARS.

          b.  In the case of money market securities, no individual security
              shall  have  a  remaining   maturity   greater   than  ten  years,
              notwithstanding the frequency of any rate reset provision of the security.

          c. The Portfolio shall maintain a target weighted average modified duration of between approximately 1.25 and 3.75 years. For purposes of this calculation only, the maturity of a floating rate security is deemed to be its next succeeding reset date.

      6.  US Securities

          The purchase of US securities is permitted.


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



      7.  Credit Risk

          a. All securities purchased for the Portfolio which carry a long term rating by either Standard & Poor's or Moody's shall have a rating of AA- or AA3 or better at the time of purchase. Notwithstanding the foregoing, securities may be purchased for the Portfolio which have ratings of A- or A3 or better provided that, in aggregate, they do not constitute more than 25% of the Portfolio Market Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

              All securities purchased for the Portfolio which carry a short term rating by either Standard & Poor's or Moody's shall have a rating of A-1 or P-1 or better at the time of purchase. Notwith-standing the foregoing, securities may be purchased for the Portfolio which have ratings of A-2 or P-2 or better provided that, in aggregate, they do not constitute more than 25% of the Portfolio Market Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

          b. Unrated securities are permitted. The unrated securities shall have credit quality at the time of purchase, as determined in good faith by the Company, equivalent to other permitted securities which are rated as in IV.7.a. The Client shall be notified at least quarterly as to the composition and status of the unrated securities held in the Portfolio.

          c. A security purchased either in accordance with Section IV.7.a. which receives a downwardly revised rating or in accordance with
              Section IV.7.b. which receives a newly established rating that in either case would make such security ineligible for further purchase remains a permitted security to the extent of the then current holdings.

          d. Private placements are permitted. Any private placements purchased for the Portfolio shall be marketable securities. This permission is specifically intended to allow the purchase of unlisted securities.


          [ ] Additional detail is attached as Credit Risk Schedule.


      8.  Realized Gains/Losses

          Net realized capital gains and losses should be minimized. (For example: To the extent fixed income assets are permitted, bond switch activity to enhance returns is encouraged, but should not become excessive and should be undertaken within the context of minimizing net gains and losses).


V.  GENERAL EQUITY  GUIDELINES

    The Equity portion of the portfolio seeks to replicate the aggregate price and yield performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), an index which emphasizes large capitalization companies in the United States.

VI. FEES

    The fee schedule will be calculated as follows: 0.35% per annum on the first $100 million U.S. dollars, or equivalent of Portfolio Market value; 0.25% per annum on the next $100 million; and 0.15% per annum on any amount exceeding $200 million.

    The fees will be calculated based on the previous month end Market value of the portfolio (including accrued interest) and are payable monthly in arrears. The fees shall be reduced proportionally for any part of a period in which this Agreement is not in full effect.

    [  ]  Additional detail is attached as Supplementary Fee Schedule





Signed by:_________________________________________
                     for and on behalf of
          INTERNATIONAL PROPERTY CATASTROPHE REINSURANCE COMPANY LIMITED





Signed by: _________________________________________
                     for and on behalf of
           AIG GLOBAL INVESTMENT CORPORATION (IRELAND) LIMITED

                                   SCHEDULE II

                               AUTHORIZED PERSONS

     Name(s) and address(es) of persons authorized to give and receive notices, consents or other communications.

     Name                             Address
     --------------------             ------------------------------------------
     Niall C. Sommerville             AIG Global Investment Corp. (Ireland) Ltd.
     Iwan R. Datwiler                 AIG House
                                      Merrion Road
                                      Dublin 4,
                                      Ireland

                                      PHN: 353-1-283-7766
                                      FAX: 353-1-283-7820
                                      TLX: 91965


-------------------------------------------------

-------------------------------------------------

     Name                             Address
     --------------------             ------------------------------------------
     John P. Dowling                  International Property Catastrophe
     John R. Weale                       Reinsurance Co. Ltd.
     Dennis J. Higginbottom           P.O. Box HM 152
                                      Hamilton HM AX
                                      Bermuda

                                      PHN: 441-295-2121
                                      FAX: 441-292-8085


-------------------------------------------------

-------------------------------------------------

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______________________
1 Version: 25 June 1997.


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